UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 26, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2015, the stockholders of Gramercy Property Trust Inc. (the “Company”) approved Articles of Amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.001 per share, from 220,000,000 shares to 400,000,000 shares. The Articles of Amendment were filed with the Maryland State Department of Assessments and Taxation on February 26, 2015 and became effective on that date. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 26, 2015, the Company held a special meeting of stockholders (the “Special Meeting”), at which 165,563,774 shares of the Company’s common stock were represented in person or by proxy representing approximately 88.50% of the issued and outstanding shares of the Company’s common stock entitled to vote. At the Special Meeting, the Company’s stockholders approved an amendment to the Company’s charter increasing the amount of common stock the Company is authorized to issue to 400,000,000 shares.

The final results for the votes regarding the proposal are set forth below.

Votes For	Votes Against	Abstain	Broker Non-Votes
157,728,657	7,723,561	111,556	—

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.
3.1	Articles of Amendment to the Articles of Incorporation of the Company.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2015	GRAMERCY PROPERTY TRUST INC.

	By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

3.1	Articles of Amendment to the Articles of Incorporation of the Company.